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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1996 Stock Option Plan and 1999 Stock Option and Grant Plan of MCK Communications, Inc., of our report dated July 30, 1999, except as to Note 14, as to which the date is October 8, 1999, with respect to the consolidated financial statements of MCK Communications, Inc. as of April 30, 1999 and 1998 and for the years ended April 30, 1999 and 1998 included in its Registration Statement (Form S-1/A No. 333-8521) filed with the Securities and Exchange Commission.



                                                      /s/ Ernst & Young LLP


Boston, Massachusetts
February 2, 2000